Exhibit 10.1

Addendum to the Deferred Prosecution Agreement

1. Exactech, Inc. (“Exactech”), by its undersigned attorneys, pursuant to authority granted by its Board of Directors, and the United States Attorney’s Office for the District of New Jersey (the “Office”), enter into this Addendum to the Deferred Prosecution Agreement (the “Addendum”).

2. Exactech and the Office agree to extend the term of the Deferred Prosecution Agreement currently in effect between Exactech and the Office (the “DPA”) by a period of three (3) months, from December 8, 2011, to March 8, 2012. Except for these terms expressly addressed herein, all other terms and conditions of the DPA will continue to be in full force and effect until March 8, 2012.

3. Paragraphs 1 and 4 of the DPA are hereby amended to substitute “fifteen (15) months” for “twelve (12) months.”

4. Exactech and the Office agree to modify the date upon which the next report from the Monitor is due from on or before December 7, 2011, to on or before February 8, 2012.

5. The Office agrees to move on December 6, 2011, for an Order, in the form attached as Exhibit A, further continuing the proceedings in United States v. Exactech, Inc., Criminal No. 10-837 (GEB), through and including March 8, 2012.

AGREED TO:

/s/ William Petty	/s/ J. Gilmore Childers
William Petty, M.D.	J. Gilmore Childers
Chairman of the Board of Directors and Chief Executive Officer Exactech, Inc.	Attorney for the United States, Acting Under Authority Conferred by 28 U.S.C. § 515

December 5, 2011	December 6, 2011
Date	Date